UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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VIRCO MFG. CORPORATION

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Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 17, 2008

The 2008 Annual Meeting of Stockholders (“Annual Meeting”) of Virco Mfg. Corporation, a Delaware corporation (the Company), will be held on Tuesday, June 17, 2008, at 10:00 a.m. Pacific Time at 2027 Harpers Way, Torrance, CA 90501, for the following purposes:

1. To elect three directors to serve until the 2011 Annual Meeting and until their successors are elected and qualified;

2. To ratify the appointment of Ernst & Young as the Company’s independent auditors for fiscal year 2008;

3. To transact such other business as may properly come before the Annual Meeting.

These items are more fully described in the following pages, which are made part of this notice.

The Board of Directors has fixed the close of business on May 5, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. For further details, see your proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient for you, and it also saves the Company significant postage and processing costs.

By Order of the Board of Directors

/s/  Robert E. Dose
Robert E. Dose
Secretary

Torrance, California
May 19, 2008

Virco Mfg. Corporation
2027 Harpers Way
Torrance, California 90501

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS, June 17, 2008

GENERAL INFORMATION

This Proxy Statement is being mailed to stockholders of Virco Mfg. Corporation, a Delaware corporation (the “Company”), on or about May 19, 2008, in connection with the solicitation by the Board of Directors of proxies to be used at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Tuesday, June 17, 2008, at 10:00 a.m. Pacific Time at 2027 Harpers Way, Torrance, CA 90501, and any and all adjournments and postponements thereof.

The cost of preparing, assembling and mailing the Notice of the Annual Meeting, Proxy Statement and form of proxy and the solicitation of proxies will be paid by the Company. Proxies may be solicited in person or by telephone, telegraph, e-mail or other electronic means by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

RECORD DATE AND VOTING

The close of business on May 5, 2008, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date there were 14,428,662 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), outstanding. All voting rights are vested exclusively in the holders of the Company’s Common Stock. Each share of Common Stock is entitled to one vote on any matter that may be presented for consideration and action by the stockholders, except that as to the election of directors, stockholders may cumulate their votes. Because three directors are to be elected, cumulative voting means that each stockholder may cast a number of votes equal to three times the number of shares actually owned. That number of votes may be cast for one nominee, divided equally among each of the nominees or divided among the nominees in any other manner.

In all matters other than the election of directors, the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the Common Stock present in person or represented by proxy at the Annual Meeting. Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal other than the election of directors has been adopted and will have no effect for the purpose of determining whether a director has been elected. Broker non-votes are not counted for the purpose of determining the votes cast on a proposal.

Each proxy received will be voted for management’s nominees for election as directors and in accordance with the recommendations of the Board of Directors contained in this Proxy Statement, unless the stockholder otherwise directs in his or her proxy. Where the stockholder has appropriately directed how the proxy is to be voted, it will be voted according to his or her direction. Stockholders wishing to cumulate their votes should make an explicit statement of the intent to cumulate votes by so indicating in writing on the proxy card. Stockholders holding shares beneficially in street name who wish to cumulate votes should contact their broker, trustee or nominee. Cumulative voting applies only to the election of directors. For all other matters, each share of Common Stock outstanding as of the close of business on the record date is entitled to one vote.

Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by submitting written notice of revocation to the Secretary of the Company at the Company’s principal executive offices located at 2027 Harpers Way, Torrance, California 90501 by appearing at the Annual Meeting and voting in person or by filing a duly executed proxy bearing a later date, either in person at the Annual Meeting, via the Internet, by telephone, or by mail. Please consult the instructions included with your proxy card.

PROPOSAL 1

ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides for the division of the Board of Directors into three classes as nearly equal in number as possible. In accordance with the Certificate of Incorporation, the Board of Directors has nominated Donald S. Friesz, Glen D. Parish, and James R. Wilburn to serve as Class II directors on the Board of Directors with a term expiring at the 2011 Annual Meeting.

It is intended that the proxies solicited by this Proxy Statement will be voted in favor of the election of Messrs. Friesz, Parish, and Wilburn, unless authority to do so is withheld. Should any of such nominees be unable to serve as a director or should any additional vacancy occur before the election (which events are not anticipated), proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. In the event that any person other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively for less than all of the nominees.

The following table sets forth certain information with respect to each of the nominees, as well as each of the six continuing directors. The Board of Directors recommends that you vote “FOR” the election of the Class II nominees.

			Director
Name	Age	Principal Occupation	Since

Nominees for Directors Whose Terms Expire in 2011:
Donald S. Friesz	78	Vice President Sales and Marketing of the Company from 1982 to February 1996. Mr. Friesz has been retired since 1996.	1992
Glen D. Parish	70	Vice President of the Company and General Manager of the Conway Division from 1999 to 2004; previously Vice President of Conway Sales and Marketing. Mr. Parish has been retired since 2004.	1999
James R. Wilburn	75	Dean of the School of Public Policy, Pepperdine University, since September 1997; previously Dean of the School of Business and Management, Pepperdine University (1982-1994); Professor of Business Strategy, Pepperdine University (1994-1996); Board member of The Olsen Company since 1990, Independence Bank since 2004, and Electronic Sensor Tech since 2005.	1986
Continuing Directors Whose Terms Expire in 2009:
Robert A. Virtue	75	Chairman of the Board and Chief Executive Officer of the Company since 1990; President of the Company since August 1982.	1956
Robert K. Montgomery	69	Partner of Gibson, Dunn & Crutcher LLP, a law firm in which Mr. Montgomery has served as Partner from 1971 to date.	2000
Donald A. Patrick	83	Vice President and founder of Diversified Business Resources, Inc. (mergers, acquisitions and business consultants) from 1988 to 2004.	1983

			Director
Name	Age	Principal Occupation	Since

Continuing Directors Whose Terms Expire in 2010:
Douglas A. Virtue	49	Executive Vice President of the Company since December 1997; previously General Manager of the Torrance Division of the Company.	1992
Thomas J. Schulte	51	Managing Partner of RBZ, a public accounting firm from 1997 to 2007. Currently Partner-In-Charge RBZ Audit Group.	2007
Albert J. Moyer	64	Board member of LaserCard Corporation, Occam Networks Inc., Collectors Universe, Inc. and CALAMP Corporation; Chief Financial Officer for QAD Inc. (1998-2000); President of the commercial division of the Profit Recovery Group International, Inc. (2000); consultant to QAD Inc. (2000-2002); Chief Financial Officer of Allergan Inc. (1995-1998).	2004

BOARD COMMITTEES, MEETINGS & COMPENSATION

Meetings and Compensation

Each director of the Company serving in fiscal 2007 attended at least 75% of the fiscal 2007 meetings of the Board of Directors and each committee on which he served. The Board of Directors held six meetings in fiscal 2007. The Board of Directors has determined that the following directors, who constitute a majority of the Board of Directors, are “independent directors” as defined by the NASDAQ Stock Exchange listing standards: Messrs. Friesz, Moyer, Montgomery, Patrick, Wilburn, and Schulte. Directors who are also officers of the Company receive no additional compensation for their services as directors. The non-employee director compensation program provides for an annual retainer of $50,000, of which (i) 75% is paid in cash in equal quarterly installments and (ii) 25% is paid in the form of restricted stock grants, granted on the date of the Annual Meeting. In addition, each non-employee director who serves as a lead director or a chair or member of a Board Committee also receives an additional annual retainer for such services. The lead director receives $20,000 in cash per year. Retainers for committee members are as follows: Audit Committee chair $7,500, Audit Committee member $4,500, Corporate Governance/Nominating Committee chair $5,000, Corporate Governance/Nominating Committee member $3,000, Compensation Committee chair $5,000, and Compensation Committee member $3,000. Directors are also reimbursed for travel and related expenses incurred for attending meetings. The Company has established a pension plan for non-employee directors who have served as such for at least 10 years, providing for a series of quarterly payments (equal to the portion paid to the non-employee director’s annual service fee) for such director’s lifetime following the date on which such director ceases to be a director for any reason other than death. Effective December 31, 2003, the Company froze all future benefit accruals under the pension plan.

Audit Committee

The Board of Directors has a standing Audit Committee that in fiscal 2007 was composed of Messrs. Schulte (Chair), Friesz, Moyer and Patrick. The Audit Committee held three on-site meetings and four telephonic meetings in fiscal 2007. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. The functions of the Audit Committee include: reviewing the financial statements of the Company; reviewing the scope of the annual audit by the Company’s independent auditors; and reviewing the audit reports rendered by such independent auditors. Among other things, the Audit Committee is directly responsible for: the appointment, compensation, retention and oversight of the independent auditors; reviewing the independent auditors’ qualifications and independence; reviewing the plans and results of the audit engagement with the independent auditors; approving professional services provided by the independent auditors and approving financial reporting principles and policies; considering the range of audit and non-audit fees; reviewing the adequacy of the Company’s internal accounting controls; and working to ensure the integrity of financial information supplied to stockholders. The Audit Committee also has the other responsibilities enumerated in its charter, and examines and considers additional matters as it deems appropriate. The Audit Committee’s charter is available on the Company’s website at www.virco.com. Each of the Audit Committee members is an “independent director” as defined by the listing standards of the NASDAQ Stock Exchange. The Board of Directors has determined that Mr. Schulte, who is the chair of the Audit Committee, qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board reevaluates the composition of the Audit Committee on an annual basis to ensure that its composition remains in the best interests of the Company and its stockholders.

Compensation Committee

The Board of Directors has a standing Compensation Committee that in fiscal 2007 was composed of Messrs. Moyer (Chair), Patrick, Montgomery and Wilburn, all of whom are “independent directors” as defined in the listing standards of the NASDAQ Stock Exchange. The function of this Committee is, among other things, to make recommendations to the Board regarding changes in salaries and benefits. The Compensation Committee held two on-site meetings in fiscal 2007. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.virco.com.

Corporate Governance/Nominating Committee

The Board of Directors has a standing Corporate Governance/Nominating Committee which is comprised of Messrs. Montgomery (Chair), Friesz, Schulte, Patrick, Moyer and Wilburn, all of whom are “independent directors” as defined in the listing standards of the NASDAQ Stock Exchange. During fiscal 2007, the Corporate Governance/Nominating Committee held two meetings in executive sessions outside the presence of management and intends to hold at least two such meetings in fiscal 2008 as well.

The Corporate Governance/Nominating Committee’s function is to identify and recommend from time to time candidates for nomination for election as directors of the Company. Candidates may come to the attention of the Corporate Governance/Nominating Committee through members of the Board of Directors, stockholders or other persons. Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Candidates are evaluated at regular or special meetings, and may be considered at any point during the year, depending on the Company’s needs. The Corporate Governance/Nominating Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available to stockholders on the Company’s website, at www.virco.com. In evaluating nominations, the Corporate Governance/Nominating Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board of Directors activities and the absence of potential conflicts with the Company’s interests. The Corporate Governance/Nominating Committee has not established any specific minimum qualification standards for nominees to the Board of Directors, although from time to time the Corporate Governance/Nominating Committee may identify certain skills or attributes ( e.g., financial experience, business experience) as being particularly desirable to meet specific Board of Director needs that may arise. To nominate a prospective nominee for the Corporate Governance/Nominating Committee’s consideration, you may submit, in accordance with the Company’s Bylaws, a candidate’s name and qualifications to the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501.

Communications with the Board of Directors

Any stockholder interested in communicating with individual members of the Board of Directors, the Board of Directors as a whole, any of the committees of the Board or the independent directors as a group may send written communications to the Board of Directors, any committee of the Board of Directors or any director or directors of the Company at 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary. Communications received in writing are forwarded to the Board of Directors, committee or individual director or directors to whom the communication is directed, unless, at his discretion, the Secretary determines that the communication is of a commercial or frivolous nature, is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate for the Board of Directors’ consideration. In such cases, such correspondence may be forwarded elsewhere in the Company for review and possible response. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are expected to attend the Annual Meeting. Last year all of the directors attended the Annual Meeting. The independent directors hold two regularly scheduled executive session meetings each fiscal year outside the presence of management as well as additional meetings as are necessary. Mr. Moyer currently functions as the lead independent director. The lead independent director position rotates among the independent directors periodically as determined by the independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shares Owned By Directors, Management and Principal Stockholders

The following table sets forth information as of May 5, 2008 (unless otherwise indicated), relating to the beneficial ownership of the Company’s Common Stock (i) by each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, (ii) by each director or nominee of the Company, (iii) by each Named Executive Officer of the Company as named in the Summary Compensation Table and (iv) by all executive officers and directors of the Company as a group. The number of shares beneficially owned is deemed to include shares of Common Stock in which the persons named have or share either investment or voting power. Unless otherwise indicated, the mailing address of each of the persons named is 2027 Harpers Way, Torrance, California 90501.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class

Wedbush Inc.(2)	1,699,766	11.57%
Private Capital Management, L.P.(3)	975,826	6.76%
Nancy Virtue-Cutshall(4)	875,856	6.07%
Athena Capital Management(5)	763,534	5.29%
Robert A. Virtue(6)	290,333	2.01%
Chairman of the Board of Directors, Chief Executive Officer
Douglas A. Virtue(7)	604,814	4.19%
Director, Executive Vice President
Donald S. Friesz	67,067	(8)
Director
Thomas J. Schulte	1,841	(8)
Director
Albert J. Moyer	8,361	(8)
Director
Robert K. Montgomery	19,312	(8)
Director
Glen D. Parish	30,953	(8)
Director, Former Vice President, General Manager
Donald A. Patrick	52,286	(8)
Director
James R. Wilburn	19,167	(8)
Director
Robert E. Dose	39,366	(8)
Vice President Finance, Secretary, Treasurer
Lori L. Swafford	33,760	(8)
Vice President, Legal Affairs
Larry O. Wonder	38,347	(8)
Vice President, Sales
All executive officers and directors as a group (18 persons)	1,349,813	9.25%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. For purposes of this table, a person is deemed to be the “beneficial owner” of any security if the person has the right to acquire beneficial ownership of such security within 60 days of May 5, 2008, including but not limited to, any right to acquire through the exercise of any option, warrant or right or through the conversion of a security. Amounts for Messrs. Robert Virtue, Douglas Virtue, Friesz, Schulte, Moyer, Montgomery, Parish, Patrick, Wilburn, Dose, Swafford, Wonder, and all executive officers and directors as a group, include 5,196, 5,196, 0, 0, 0, 0, 13,930, 0, 0, 22,837, 22,837, 22,837 and 160,479 shares issuable upon exercise of options or conversion of restricted stock units, respectively, and 17,322, 16,381, 0, 0, 0, 0, 6,278, 0, 0, 5,080, 765, 11,409 and 55,270 shares held under the Company’s 401(k) Plan as of May 5, 2008, respectively.

(2)	Reflects information as of February 15, 2008, according to public filings by Wedbush, Inc., Edward W. Wedbush (EWW) and Wedbush Morgan Securities, Inc. Includes the total number of shares of Common Stock and shares issuable under currently exercisable warrants, that are held by each of Wedbush, Inc., Edward W. Wedbush and Wedbush Morgan Securities, Inc. Also includes 309,580 shares of Common Stock, and 61,200 shares of Common Stock issuable under currently exercisable warrants, that are beneficially owned by customers of Wedbush Morgan Securities, Inc., over which Wedbush Morgan Securities, Inc. has dispositive power. The reporting persons disclaim any beneficial ownership over such shares. Business addresses of the above filers are as follows: Wedbush Inc. — 1000 Wilshire Blvd., Los Angeles, CA 90017-2457: EWW — P.O. Box 30014, Los Angeles, CA 90030-0014: Wedbush Morgan Securities — P.O. Box 30014, Los Angeles, CA 90030-0014.

(3)	Reflects information as of February 14, 2008, according to public filings by Private Capital Management, L.P. (“PCM”). The address for PCM is 8889 Pelican Bay Blvd., Suite 500 Naples, FL 34108.

(4)	Includes 291,023 shares held by a trust of which Ms. Virtue-Cutshall is the sole trustee.

(5)	Reflects information as of May 2, 2008, according to public filings by Athena Capital Management. The address for Athena is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.

(6)	Excludes 1,696,735 shares owned beneficially by Mr. Robert Virtue’s adult children, including Mr. Douglas Virtue, as to which Mr. Robert Virtue disclaims beneficial ownership.

(7)	Douglas A. Virtue is Robert A. Virtue’s son. The total number of shares beneficially owned by Mr. Robert A. Virtue, his brothers Raymond W. Virtue and Richard J. Virtue, his sister, Nancy Virtue-Cutshall, their children and their mother, Mrs. Julian A. Virtue, aggregate 5,840,206 shares or 40.44% of the total shares of Common Stock outstanding. Robert A. Virtue, Richard J. Virtue, Raymond W. Virtue, Nancy Virtue-Cutshall and certain of their respective spouses and children (collectively, the “Virtue Stockholders”) and the Company have entered into an agreement with respect to certain shares of the Company’s Common Stock received by the Virtue Stockholders as gifts from the founder, Julian A. Virtue, including shares received in subsequent stock dividends in respect of such shares. Under the agreement, each Virtue Stockholder who proposes to sell any of such shares is required to provide the remaining Virtue Stockholders notice of the terms of such proposed sale. Each of the remaining Virtue Stockholders is entitled to purchase any or all of such shares on the terms set forth in the notice. The Company may purchase any shares not purchased by such remaining Virtue Stockholders on such terms. The agreement also provides for a similar right of first refusal in the event of the death or bankruptcy of a Virtue Stockholder, except that the purchase price for the shares is to be based upon the then prevailing sales price of the Company’s Common Stock on the NASDAQ Stock Exchange.

(8)	Less than 1%.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of the Compensation Program

The objectives of the Company’s executive compensation program are to: 1) attract, motivate and retain highly qualified executives; 2) link total compensation to stockholder returns; 3) reflect individual contributions to the performance of the Company; 4) insure appropriate balance between long-term value creation and short-term performance by including equity as part of total compensation; 5) maintain internal fairness and morale by benchmarking executive compensation, including perquisites and non-cash benefits, against the aggregated average compensation and benefits of the Company’s top 25 managers.

The Compensation Committee recommends and the Board approves the base salaries of the Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”), and the three other most highly compensated executives. Throughout this Compensation Discussion & Analysis (“CD&A”), the CEO, CFO and three other most highly compensated executives are referred to collectively as the “Named Executive Officers.”

What the Compensation Program is Designed to Reward

The program is designed to support annual and long-term business goals that create profitable growth and long-term value for stockholders.

Elements of Compensation Program

The Company’s executive compensation program consists of three main elements: 1) base salary, which is tied to individual job duties; 2) annual bonus plan cash incentives, which are mathematically linked to the Company’s Annual Operating Plan, including pre-tax profit; and 3) long-term equity incentives, the value of which are contingent upon successful execution of the Company’s multi-year strategic growth and market development initiatives. Ancillary benefits such as health insurance, retirement benefits, and an automobile allowance are also part of the executive compensation program. As with the three main elements of the program, these ancillary benefits are benchmarked against similar benefits provided to the Company’s top 25 managers.

The combination of base salary, annual incentive, long-term incentive, and ancillary benefits is referred to as Total Compensation. The Company has established a target of “market median” for the Total Compensation of Named Executive Officers as determined by scale-, geography- and date-adjusted national compensation surveys from Wyatt Total Reward, Wyatt CQ Survey, Mercer Manufacturing Compensation Survey, Mercer Manufacturing Industry Market View, National Assoc. of Manufacturers, and Employers Group Research Services Survey.

All of these surveys are given equal weighting. The Company intentionally uses a broad comparison group for executive compensation because the competition for executive talent extends beyond the Company’s direct competitors and industry. The Company believes that this breadth of executive compensation data, conservatively adjusted for firm size, geographic location and cost of living, and the age of the data, provides for the fairest and most equitable “market median.” The same method of establishing a market median total compensation target is used for the Company’s top 25 managers.

In determining the final Total Compensation for Named Executive Officers, the Compensation Committee of the Board of Directors attempts to balance “external equity” as defined by “market median,” with “internal equity” as defined by the aggregated average Total Compensation for the Company’s top 25 managers. It is the Company’s belief that this approach to establishing Total Compensation for Named Executive Officers results in better teamwork and morale among the entire management team, thus linking executive and management compensation with short- and long-term value creation for stockholders.

Base Salary

Base salary is intended to reward Named Executive Officers and other employees for their roles within the Company and their performance in those roles. The Company determines the base salary range for a particular position by evaluating 1) the duties, complexities and responsibilities of the position; 2) the level of experience required; and 3) the compensation for positions having similar scope and accountability within and outside the Company (through survey data as described above).

Annual Incentives

The Named Executive Officers are eligible for annual cash incentives under the Company’s Annual Bonus Plan, which is approved by the Board of Directors at the beginning of the Company’s fiscal year as part of its Annual Operating Plan. To reward Named Executive Officers and other salaried managers for achieving the financial performance set forth in the Annual Operating Plan, the Board of Directors establishes a minimum level of financial performance and return to stockholders above which a cash bonus will be paid. For achieving the minimum threshold, the Named Executive Officers receive a cash bonus equal to 15% of their base salary. For achieving the “target” pre-tax earnings, Named Executive Officers receive a 35% cash bonus. The maximum possible cash bonus for Named Executive Officers is capped at 50% of base salary. The threshold, target and maximum bonus levels for each Named Executive Officer were determined by reference to the survey data and other factors described above.

For fiscal 2007, the threshold for receiving a minimum bonus was $9,000,000 in pre-tax earnings, after accruing an earned bonus provision of approximately $206,000 for the Named Executive Officers. The actual bonus payout for the Named Executive Officers for 2007, achieved by reaching $12,192,000 in pre-tax earnings, was $494,863. This cash bonus payout was equal to approximately 37% of each Named Executive Officers’ base salary for fiscal 2007.

Long-Term Incentives

The Company believes that the most powerful incentive to focus Named Executive Officers on long-term value creation is long-term ownership of Company stock. Under the Company’s current long-term incentive program, Named Executive Officers and top managers receive periodic grants of Restricted Stock Units (“RSUs”). The Company uses RSUs rather than options because it has been the Company’s experience that RSUs are more likely to result in a growing ownership position of Company stock and thereby align the interests of executives and stockholders. On the date of the 2007 Annual Meeting and Board of Directors meeting on June 19, 2007, each Named Executive Officer was granted 15,000 RSUs, vesting ratably over a five year period. The number of RSUs granted to each Named Executive Officer in 2007 was determined by reference to historical grant levels provided to Company executives, as well as the factors described above. Each Named Executive Officer received the same number of RSUs in order to foster internal pay equity and the Company’s “one-team” management approach.

Grants of RSUs are typically approved at the Board of Directors meeting immediately following the Annual Meeting. The meeting dates are set well in advance and occur approximately two weeks following the release of the First Quarter results. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Other Compensation Elements

Perquisites — The Company provides Named Executive Officers with a Company automobile or cash allowance of $22,800 per year. The Company does not provide Named Executive Officers with any other perquisites such as country club memberships and the Company does not own or lease an aircraft. Company-provided travel for executives is for business purposes only.

Other Benefits — Executives participate in the same health, disability and life insurance programs as are provided to other Company employees. In addition, the Named Executive Officers participate in the Company’s tax-qualified defined benefit pension plan (the Virco Mfg. Corporation Employee Retirement Plan) and nonqualified supplement retirement plan (the VIP Retirement Plan). As more fully disclosed in the MD&A and Footnote 4 to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 (“Form 10K”), these retirement plans were frozen effective December 31, 2003, and additional benefit accruals for all Named Executive Officers ceased on that date.

Post-Employment and Other Events

The Company does not have employment agreements with any of the Named Executive Officers, and is not obligated to provide termination pay or other severance benefits to any of its Named Executive Officers. In general, the benefits provided or available to Named Executive Officers upon retirement, death, disability or other termination of employment or upon the occurrence of a change-in-control event are the same as those provided or made available to salaried employees generally.

Pursuant to the 1997 and 2007 Stock Incentive Plans, vesting of all outstanding stock and option awards is accelerated upon a change-in-control. In addition, under the VIP Pension Plan, vesting of retirement benefits is accelerated upon the occurrence of a change-in-control or the death of the participant. These benefits are provided to salaried employees generally and are intended to ensure that management remains focused on stockholder value when evaluating strategic alternatives.

Tax Deductibility of Executive Compensation

The Company seeks to structure its compensation arrangements to maximize the tax deductibility of all components of executive compensation unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be fully deductible. Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation. In fiscal 2007, all compensation paid to executives was fully deductible; no executive officer exceeded the $1 million limit under Section 162(m) of the Internal Revenue Code with regard to non-performance-based compensation.

Impact of Prior Compensation in Setting Elements of Compensation

Prior compensation of the Named Executive Officers does not impact how the Company sets elements of current compensation. The Compensation Committee believes the competitive environment that the Company operates in mandates that current total compensation be set at levels sufficient to attract, motivate and retain top management, which requires the Company to set compensation amounts based on current Company and business conditions.

Executive Stock Ownership Guideline

The Company has not adopted any executive stock ownership guidelines. While there are no guidelines, two of the Named Executive Officers, Robert A. Virtue and Douglas A. Virtue, own 2.2% and 4.1%, respectively, of the outstanding shares of the Company’s Common Stock. Messrs. Virtue and Virtue are members of the Virtue Family and subject to the terms of the Virtue Family Agreement discussed in the “Security Ownership” section of this Proxy Statement. The Virtue Family owns approximately 40% of the Company’s outstanding Common Stock.

Impact of Restatements that Retroactively Impact Financial Goals

The Company has not restated or retroactively adjusted financial information that has impacted the financial statements or goals related to previous bonus or long-term award payouts. If financial results are significantly restated due to fraud or intentional misconduct, the Board will review any performance-based compensation paid to Named Executive Officers who are found to be personally responsible for the fraud or intentional misconduct that led to the restatement and may, to the extent permitted by applicable law, seek to recover amounts paid in excess of the amounts that would have been paid based on the restated financial results.

The Role of the Executives in Determining Compensation

While the Compensation Committee is primarily responsible for reviewing and making determinations with respect to executive compensation, the CEO and Executive Vice President provide input and views with respect to compensation for the other Named Executive Officers. The Compensation Committee believes that the CEO’s and Executive Vice President’s views are critical in determining the compensation of other Named Executive Officers because the CEO and Executive Vice President have day-to-day involvement with these Named Executive Officers and are in the best position to assess their performance, abilities, and contribution to the success of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended January 31, 2008, as required by Item 402(b) of Regulation S-K under the Exchange Act with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Albert J. Moyer, Chair
Donald A. Patrick
Robert K. Montgomery
Dr. James R. Wilburn

The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, the Compensation Committee was comprised of Messrs. Moyer, Patrick, Montgomery, and Wilburn, none of whom is a current or former officer of the Company. Mr. Montgomery is a partner of the law firm Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company in the future. There are no interlocking board memberships between officers of the Company and any member of the Compensation Committee.

Summary Compensation Table for Fiscal 2007

The table below sets forth the compensation awarded to, earned by, or paid to, each of the Named Executive Officers for Fiscal 2007 and 2006. The Company has no employment agreements with any of its executives. While employed, executives are entitled to base salary, participation in the executive compensation programs identified in the tables below and discussed in the CD&A and other benefits common to all employees. The performance-based conditions associated with the Bonus Plan as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A.

				Non-Equity
			Stock	Incentive Plan	Change in	All Other
Name and Position	Year	Salary	Awards	(Bonus Plan)	Pension	Compensation	Total

Robert A. Virtue	2007	$408,768	$11.865	$153,972	$115,239	$15,142	$704,986
President & CEO	2006	427,058		159,257	93,191	23,246	702,752
Douglas A. Virtue	2007	258,715	11.865	98,982	—	8,372	377,934
Executive Vice President	2006	228,371		100,404	118,663	18,498	465,936
Robert E, Dose	2007	248,080	32,595	93,483	2,228	26,200	402,586
Vice President Finance	2006	225,000	20,730	96,131	108,112	34,780	484,753
Lori L. Swafford	2007	224,330	32,595	84,318	—	29,244	370,487
Vice President & Corporate Counsel	2006	205,000	20,730	87,586	73,317	38,372	425,005
Larry O. Wonder	2007	197,068	32,595	73,320	8,229	16,277	327,489
Vice President Sales	2006	189,630	20,730	77,161	116,740	24,155	428,416

(1)	Reflects the vesting of 3,000 RSUs granted in June 2004 and the grant of RSUs in June 2007. The value on vesting of RSUs is calculated by multiplying the number of shares vested by the difference between the closing market price per share on the date of vesting less the $0.01 par value of the share of Common Stock that is paid by the Named Executive Officer.

(2)	The amounts shown in this column are based on the same assumptions used in the preparation of the Company’s 2007 financial statements, which are described in the MD&A and Footnote 4 to the financial statements contained in the Company’s Form 10-K. The Pension Plans that Named Executive Officers participate in were frozen in 2003. The Named Executive Officers did not accrue any additional benefits during fiscal 2007. The change in pension amount includes the effect of a change in discount rate from 5.75% in fiscal 2006 to 6.00% in fiscal 2007, utilization of an updated table for receiving an undiscounted benefit, and the decrease in the discount period. For Robert A. Virtue, change in pension reflects adjustments to current and prior year balances to reflect retirement age greater than age 65. Due to the change in discount rates, the change in pension value for Doug Virtue decreased by $154 and the change in pension value for Lori Swafford decreased by $4,372.

(3)	The amounts shown in this column include automobile allowances, the value of personal use of a Company-provided vehicle, payments under a mortgage assistance plan that was terminated in May 2007, and medical insurance for domestic partners.

Grants of Plan-Based Awards for Fiscal 2007

The table below sets forth the grants of plan-based awards to the Named Executive Officers during fiscal 2007 under the Bonus Plan. Such awards include monetary compensation under the Bonus Plan and grants of RSUs in June 2007.

										Exercise or
	Estimated Future Payouts Under				Estimated Future Payouts Under Equity			Number		Base Price
	Non-Equity Incentive Plan Awards				Incentive Plan Awards			of Share	Number of	of Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Securities	Awards
Name and Position	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)

Robert A. Virtue	N/A	63,000	147,000	210,000	N/A	N/A	N/A	15,000	N/A	N/A
President & CEO
Douglas A. Virtue	N/A	40,500	94,500	135,000	N/A	N/A	N/A	15,000	N/A	N/A
Executive Vice President
Robert E. Dose	N/A	38,250	89,250	127,500	N/A	N/A	N/A	15,000	N/A	N/A
Vice President Finance
Lori L. Swafford	N/A	34,500	80,500	115,000	N/A	N/A	N/A	15,000	N/A	N/A
Vice President & Corporate Counsel
Larry O. Wonder	N/A	30,000	70,000	100,000	N/A	N/A	N/A	15,000	N/A	N/A
Vice President Sales

(1)	Cash amounts in this table pertain to the Bonus Plan described under “Annual Incentives” in the CD&A. Shares or units in this table pertain to RSUs described under “Long Term Incentives” in the CD&A.

Outstanding Equity Awards at Fiscal Year-end 2007

The following table sets forth the Named Executive Officers’ outstanding equity awards as of the end of fiscal 2007. All outstanding stock option awards reported in this table vest in five years and expire 10 years from the date of grant. All outstanding grants of RSUs vest over a five year period.

						Stock Awards
									Equity
								Equity	Incentive
	Option Awards							Incentive	Plan
			Equity					Plan	Awards
			Incentive					Awards	Market
			Plan				Market	Number of	Value
			Awards:				Value of	Unearned	Unearned
	Number of	Number of	Number of				Shares or	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Units of	Units, or	Units, or
	Underlying	Underlying	Underlying	Option		Units of	Stock	Other	Other
	Options	Options	Unexercised	Exercise	Option	Stock That	That Have	Rights	Rights That
	Exercisable	Unexercisable	Unearned	Price	Expiration	Have Not	Not	That Have	Have Not
Name and Title	(#)	(#)	Options (#)	($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Robert A. Virtue	2,196			11.06	07/23/2009
President & CEO						15,000	95,400
Douglas A. Virtue	2,196			11.06	07/23/2009
Executive Vice President						15,000	95,400
Robert E. Dose	14,641			12.64	10/13/2008
Vice President	2,196			11.06	07/23/2009
Finance						6,000	38,160
						15,000	95,400
Lori L. Swafford	14,641			12.64	10/13/2008
Vice President &	2,196			11.06	07/23/2009
Corporate Counsel						6,000	38,160
						15,000	95,400
Larry O. Wonder	14,641			12.64	10/13/2008
Vice President Sales	2,196			11.06	07/23/2009	6,000	38,160
						15,000	95,400

(1)	All stock options and RSUs vest at 20% per year for five years from the grant date. All outstanding options are fully vested. For the 6,000 RSUs remaining from the June 30, 2004, RSU award included in this table there are two remaining vesting dates: June 30, 2008, and June 30, 2009. For the grant of 15,000 RSUs on June 17, 2007 to all Named Executive Officers, there are five remaining vesting dates: June 19, 2008, June 19, 2009, June 19, 2010, June 19, 2011, and June 19, 2012.

(2)	The amounts reported in this column were computed based on the fiscal year-end closing price of $6.37 per share of common stock less the $0.01 par value of the share of Common Stock that is paid by the Named Executive Officer.

Option Exercises and Stock Vested for Fiscal 2007

The following table sets forth information concerning the Named Executive Officers’ exercise of stock options and vesting of RSUs during fiscal 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name and Position	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

Robert A. Virtue	—	—	—	—
President & CEO
Douglas A. Virtue	—	—	—	—
Executive Vice President
Robert E. Dose	—	—	3,000	19,710
Vice President Finance
Lori L. Swafford	—	—	3,000	19,710
Vice President & Corporate Counsel
Larry O. Wonder	—	—	3,000	19,710
Vice President Sales

(1)	The value realized on vesting of RSUs is calculated by multiplying the number of shares vested by the difference between the closing market price of $6.58 per share on the date of vesting less the $0.01 par value of the share of Common Stock that is paid by the Named Executive Officer.

Pension Benefits for Fiscal 2007

The following table sets forth information concerning the payments available under the Company’s VIP Pension Plan and the Virco Mfg. Corporation Employee Retirement Plan, both of whose benefit accruals were frozen in 2003.

		Number of	Present	Payments
		Years of	Value of	During Last
		Credited	Accumulated	Fiscal Year
Name and Position	Plan Name	Service (#)	Benefit ($)	($)

Robert A. Virtue President & CEO	Virco Important Performers (VIP) Plan	21	1,794,776	117,564
	Virco Mfg. Corporation Employees Retirement Plan	50	2,173,548	73,595

Douglas A. Virtue Executive Vice President	Virco Important Performers (VIP) Plan	14	—	—
	Virco Mfg. Corporation Employees Retirement Plan	21	415,146	—

Robert E. Dose Vice President Finance	Virco Important Performers (VIP) Plan	16	—	—
	Virco Mfg. Corporation Employees Retirement Plan	16	403,742	—

Lori L. Swafford Vice President & Corporate	Virco Important Performers (VIP) Plan	11	—	—
Counsel	Virco Mfg. Corporation Employees Retirement Plan	11	254,230	—

Larry O. Wonder Vice President Sales	Virco Important Performers (VIP) Plan	17	—	—
	Virco Mfg. Corporation Employees Retirement Plan	28	501,308	—

(1)	The amounts shown in this column are based on the same assumptions used in the preparation of the Company’s fiscal 2007 financial statements, which are described in the MD&A and Footnote 4 to the financial statements of the Company’s Form 10-K.

(2)	The Pension Plans that Executive Officers participate in were frozen in 2003. The Executive Officers did not accrue any additional benefits during 2007. The Change in Pension amount includes the effect of a change in discount rate from 5.75% in 2006 to 6.00% in 2007, utilization of an updated table for receiving an undiscounted benefit, and the decrease in the discount period. The first date at which a Named Executive Officer can receive an undiscounted benefit is at age 65. Robert Virtue deferred collection of pension benefits from age 65 to age 74 1/2. Mr. Virtue began receiving pension benefits in July 2007.

Nonqualified Deferred Compensation for Fiscal 2007

The Company does not have a deferred compensation plan.

Potential Payments upon Termination or Change-in-Control

As discussed in the CD&A above, the Company does not have employment agreements with any of the Named Executive Officers. Retirement, death, disability and change-in-control events do not trigger the payment of compensation to the Named Executive Officers that is not available to all salaried employees (including the amounts included in the “Pension Benefits for Fiscal 2007” table). Named Executive Officers do not have a contractual right to receive severance benefits.

As noted in “Post-Employment and Other Events,” pursuant to the 1997 and 2007 Stock Incentive Plans, the vesting of all outstanding stock and options awards is accelerated upon a change-in-control. In addition, under the VIP Pension Plan, the vesting of retirement benefits is accelerated upon the occurrence of a change-in-control or the death of the participant. Change-in-control is defined by a party other than the members of the Virtue family accumulating 20% or more of the Company’s Common Stock. The following table quantifies compensation that would be payable to the Named Executive Officers upon a change-in-control. The tables assume that the event occurred on the last business day of fiscal 2007.

Value in Event of Change-in-Control with or without Employment Termination

	Stock Awards
	Number of
	Shares Vesting	Value
	on Change-	Realized
Name and Position	in-Control (#)	on Vesting ($)

Robert A. Virtue	15,000	95,400
President & CEO
Douglas A. Virtue	15,000	95,400
Executive Vice President
Robert E. Dose	21,000	133,560
Vice President Finance
Lori L. Swafford	21,000	133,560
Vice President & Corporate Counsel
Larry O. Wonder	21,000	133,560
Vice President Sales

(1)	Represents the value of accelerating the vesting of RSUs not otherwise vested. The Value Realized on Vesting of RSUs is calculated by multiplying the number of shares vested by the difference between the closing market price on January 31, 2008, of $6.37 less the $0.01 par value of the share of Common Stock that is paid by the Named Executive Officer.

DIRECTOR COMPENSATION

The Company’s non-employee directors receive an annual retainer of $50,000 composed of 75% in the form of quarterly cash payments and 25% in the form of a restricted stock grant on the date of the Annual Meeting. Each non-employee director who serves as a lead director or as the Chair or member of a Board committee also receives an additional annual retainer for his or her services. The lead director receives $20,000 per year. The Audit Committee Chair receives $7,500 per year, and Audit Committee members receive $4,500 per year. Chairs of the Compensation Committee and the Governance Committee each receive an additional $5,000 and the members of these committees each receive $3,000 per year. Directors are also reimbursed for travel and related expenses incurred to attend meetings. The Company has also established a pension plan for non-employee directors who have served as such for at least 10 years, providing for a series of quarterly payments (equal to the portion paid to the non-employee directors’ annual service fee) for such director’s lifetime following the date on which such director ceases to be a director for any reason other than death. Effective December 31, 2003, the Company froze all future benefit accruals under the pension plan.

The Company’s Guidelines with regard to Common Stock ownership by directors is for each director to own Common Stock with a market value of three times or more the annual cash retainer.

				Non-Equity
	Fees Paid	Stock	Option	Incentive Plan	Change in	All Other
	in Cash	Awards	Awards	Compensation	Pension	Compensation
Name and Position	($)	($)	($)	($)	Value ($)	($)	Total ($)

Donald S. Friesz	45,000	12,500	—	—		42,720	100,220
Thomas J. Schulte	24,000	12,500	—	—		—	36,500
Robert K. Montgomery	45,500	12,500	—	—	5,549	—	63,549
Albert J. Moyer	67,500	12,500	—	—		—	80,000
Glen D. Parish	37,500	12,500	—	—		64,491	103,904
Donald A. Patrick	49,000	12,500	—	—		—	61,500
Dr. James R. Wilburn	43,500	12,500	—	—		—	56,000

(1)	Cash fees include the cash portion of the annual retainer plus fees for serving as a lead director, committee chair, or committee member.

(2)	A grant of restricted stock representing 25% of the annual retainer is awarded on the day of the Annual Meeting. The fair market value of the stock grant for each director was $12,500 at the date of grant. The non-employee directors have no outstanding equity awards other than this grant.

(3)	The Pension Plan that directors participate in was frozen in 2003. The Directors did not accrue any additional benefits during fiscal 2007. The Change in Pension value includes the effect of a change in discount rate from 5.75% in 2006 to 6.00% in fiscal 2007, and the decrease in the discount period. Due to the change in discount rates, the change in pension value for Donald S. Friesz decreased by $6,827, the change in pension value for Donald A. Patrick decreased by $5,661, and the change in pension value for James R. Wilburn decreased by $7,219.

(4)	Messrs. Friesz and Parish are former officers of the Company. Other compensation consists of pension benefits earned as an employee of the Company and paid in retirement, and, in the case of Mr. Friesz, consulting fees in the amount of $3,000.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

None of the Company’s Named Executive Officers have employment or severance arrangements.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plan Information
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans - excluding
	of outstanding options,	outstanding options	securities reflected in
	warrants and rights	warrants and rights	column (a)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	161,000	$11.46	—
Equity compensation plans not approved by security holders	—	—	—

Total	161,000	$11.46	—

On January 31, 2008, there were 724,613 shares available for grant under the 2007 Employee Incentive Plan and on January 31, 2007, there were 109,000 shares available for grant under the 1997 Employee Incentive Plan.

CODE OF ETHICS

The Company has adopted a “Code of Ethics,” which is applicable to its chief executive officer and senior financial officers, including the principal accounting officer. The “Code of Ethics” is available on the Company’s website at www.virco.com. The Company intends to post amendments to or waivers under the Code of Ethics at this location on its website. Upon written request, the Company will provide a copy of the Code of Ethics free of charge. Requests should be directed to Virco Mfg. Corporation, 2027 Harpers Way, Torrance, California 90501, Attention: Robert E. Dose, Secretary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, among its other duties and responsibilities, reviews and monitors all related party transactions and adopted the Company’s “Related Party Transaction Policies and Procedures” (the “Policy”). The Board of Directors has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify (as applicable) any transaction with a related party in which the aggregate amount involved is expected to be less than $250,000. A summary of each new transaction pre-approved by the Chair of the Audit Committee pursuant to this policy shall be provided to the Board of Directors for review at its next regularly scheduled meeting. Under the Policy, the Audit Committee is responsible for reviewing and approving transactions with a related party in which the aggregate amount is expected to exceed $250,000, and both the Audit Committee and the Board of Directors are responsible for reviewing and approving transactions with a related party in which the aggregate amount is expected to equal or exceed $500,000. If advance Audit Committee and/or Board of Directors approval is not feasible, then the transaction with the related party will be considered and, if the Audit Committee and/or Board of Directors determines it to be appropriate, ratified at the next regularly scheduled meeting. In determining whether to approve the entry into a transaction with a related party, the Audit Committee and/or Board of Directors as applicable will assess, among other factors it deems appropriate, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If a transaction with a related party will be ongoing, the Audit Committee and/or Board of Directors may establish guidelines for the Company’s management to follow in its dealings with such related party. Thereafter, the Audit Committee and/or Board of Directors as applicable, on at least an annual basis, will review and asses the relationship with the related party to determine whether the relationship is in compliance with the Policy and remains appropriate. No director shall participate in any discussion or approval of a transaction for which he or she is a related party, except that this director shall provide all material information concerning the transaction to the Audit Committee and/or Board of Directors as applicable.

Robert K. Montgomery served in fiscal 2007 as a member of the Board of Directors of the Company. Mr. Montgomery is a partner of the law firm Gibson, Dunn & Crutcher LLP, which has provided legal services to the Company. The Company expects that such law firm will continue to render legal services to the Company.

In fiscal 2007, the Company paid approximately $735,000 to Hedgehog Design, LLC, which provides product design and related services to the Company. Robert Mills, the sole member of Hedgehog Design, LLC, resides with Lori L. Swafford, Vice President of Legal Affairs for the Company.

In keeping with the Company’s policy on Related Party Transactions, the Board and the Audit Committee have reviewed and ratified the terms and circumstances of the transactions with Mr. Mills and found them to be properly approved when initiated in 2002; in the best interests of the Company at the time, at present, and going forward; and no more favorable than terms offered and sums paid to similarly situated companies and individuals offering comparable services. As part of the review and ratification process, the product lines designed by Mr. Mills were evaluated for financial and market performance. It was determined that these product lines had and will likely continue to have a favorable impact on the Company’s results.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.virco.com. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008, with management and the independent auditors, including their judgment of the quality and appropriateness of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), SEC rules, and other applicable standards. In addition, the Audit Committee has received from the independent auditors the written disclosures, pursuant to the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Audit Committee also reviewed and discussed with management its report on internal control over financial reporting and the related audit performed by the independent auditors which confirmed the effectiveness of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Thomas J. Schulte, Chair
Donald S. Friesz
Albert J. Moyer
Donald A. Patrick

The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP was selected by the Audit Committee of the Board of Directors to audit the Company’s financial statements for fiscal 2007. The Audit Committee is directly responsible for the engagement of the outside auditor. In making its determination, the Audit Committee reviewed both the audit scope and estimated audit fees for the coming year. Each professional service performed by Ernst & Young LLP during fiscal 2007 was reviewed, and the possible effect of such service on the independence of the firm was considered, by the Audit Committee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee has adopted policies and procedures for pre-approving all audit services, audit-related services, tax services and non-audit services performed by Ernst & Young LLP. Specifically, the Audit Committee has pre-approved the use of Ernst & Young LLP for detailed, specific types of services within the following categories: annual audits, quarterly reviews and statutory audits, preparation of certain corporate tax returns, regulatory implementation and compliance and risk assessment guidance. In each case, the Audit Committee has also set specific annual ranges or limits on the amount of each category of services which the Company would obtain from Ernst & Young LLP, which limits and amounts are established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the Audit Committee. The Audit Committee monitors the performance of all services provided by the independent auditor, to determine whether such services are in compliance with the Company’s pre-approval policies and procedures.

Fees Paid to Ernst & Young LLP

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2007 and 2006.

	2007	2006

Audit Fees	$555,000	$578,650
Audit-Related Fees	47,000	39,000
Tax Fees	43,745	41,500
All Other Fees	—	—

Total	$645,745	$659,150

Audit Fees.  Audit fees are the aggregate fees for services of the outside auditor for audits of the Company’s annual financial statements, the audit of internal control over financial reporting, including testing and compliance with Section 404 of the Sarbanes-Oxley Act, and review of the Company’s quarterly financial statements included in the Company’s Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees.  Audit-related fees are those fees for services provided by the outside auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included as audit fees. The services for the fees disclosed under this category include the audit of the Company’s 401(k) and Qualified Pension Plans.

Tax Fees.  Tax fees are those fees for services provided by the outside auditor, primarily in connection with the Company’s tax compliance activities, including technical tax advice related to the preparation of tax returns.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee has selected Ernst & Young LLP, independent auditors, to audit its financial statements for the fiscal year ending January 31, 2009, and recommends that the stockholders vote for ratification of that appointment. The Company’s Audit Committee has reviewed the professional services provided by Ernst & Young LLP, as described above, has considered the possible effect of such services on the independence of the firm, and has determined that such services have not affected Ernst & Young LLP’s independence. Notwithstanding this selection, the Audit Committee, at its discretion, may direct the appointment of new auditors at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. If there is a negative vote on ratification, the Audit Committee will reconsider its selection.

The affirmative vote of a majority of the votes cast is required to ratify the Audit Committee’s selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the stockholders reject the selection, the Board of Directors will reconsider its selection. The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP.

Other Matters

Section 16 (a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act requires the Company’s officers, directors and persons who beneficially own more than 10% of any equity security of the Company to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based solely on a review of the copies of the forms that the Company received, and other information available to it, to the best of the Company’s knowledge all such reports were timely filed.

2009 Stockholder Proposal.  If a stockholder wishes to submit a proposal for consideration at the 2009 Annual Meeting and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted to the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501, no later than January 19, 2009. If a stockholder wishes to submit a proposal for consideration at the 2009 Annual Meeting without including that proposal in the Company’s Proxy Statement and form of proxy, the Company’s bylaws require the stockholder to provide the Company with written notice of such proposal no less than 120 days in advance of such meeting, provided that, if the meeting is advanced or delayed more than 40 days, such proposal must be submitted no later than the tenth day following the first public announcement of the date of such meeting. Such notice should be sent to the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501.

Additional Matters Considered at the Annual Meeting.  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than as stated herein. If other matters do properly come before the Annual Meeting, the persons named on the accompanying proxy card will vote the proxies in accordance with their judgment in such matters.

Availability of Annual Report.  The Annual Report to Stockholders of the Company for the fiscal year ended January 31, 2008, is being mailed to stockholders concurrently herewith and is also available online at www.virco.com. The Company will deliver only one Proxy Statement and accompanying Annual Report to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will undertake to deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and accompanying Annual Report to a stockholder at a shared address to which a single copy of such documents are delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Proxy Statement and/or Annual Report by contacting the Company’s Corporate Secretary at 2027 Harpers Way, Torrance, California 90501 or at (310) 553-0474. Similarly, stockholders sharing an address who are receiving multiple copies of the Proxy Statement and accompanying Annual Report may request delivery of a single copy of the Proxy Statement and/or Annual Report by contacting the Company at the address set forth above or at (310) 533-0474.

The Company will also provide without charge a copy of its Annual Report on Form 10-K, including financial statements and related schedules, filed with the Securities and Exchange Commission, upon written or oral request from any person who was holder of record, or who represents in good faith that he/she was a beneficial owner, of Common Stock of the Company on May 5, 2008. Any such request shall be addressed to the Company at 2027 Harpers Way, Torrance, California 90501, Attention: Corporate Secretary or by calling (310) 533-0474.

By Order of the Board of Directors

/s/ Robert E. Dose
Robert E. Dose
Secretary

Torrance, California
May 19, 2008

PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFVIRCO MFG. CORPORATIONAnnual Meeting of Stockholders — June 17, 2008The undersigned hereby appoints each of ROBERT A. VIRTUE, DOUGLAS A. VIRTUE and ROBERT E. DOSE, or either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Virco Mfg. Corporation (“the Company”) which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2008 Annual Meeting of Stockholders of the Company to be held June 17, 2008 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.(Continued, and to be marked, dated and signed, on the other side)Address Change/Comments (Mark the corresponding box on the reverse side)sFOLD AND DETACH HERE. sYou can now access your VIRCO MFG. CORPORATION stockholder account online.Access your Virco Mfg. Corporation stockholder account online via Investor ServiceDirect® (ISD).Mellon Investor Services LLC, agent for Virco Mfg. Corporation, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (“PIN”), you are ready to log in and access your account to:• View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd and follow the instructions shown on this page.For Technical Assistance Call 1-877-978-7778 between 9AM-7PM (EST) Monday-FridayInvestor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. Election of Directors Nominees: FOR / WITHHELD FOR ALL

01-Donald S. Friesz
02-Glen D. Parish
03-James R. Wilburn

____

2. Ratification of Appointment of Independent Auditors FOR / AGAINST / ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS AND ON ANY OTHER BUSINESS THAT MAY PROPRLY COME BEFORE THE ANNUAL MEETING IN THE DISCRETION OF THE HOLDERS OF THIS PROXY.

Signature ______________________ Signature ______________________ Date __________

▲ Detach here from proxy voting card ▲

Internet		Telephone		Mail
Internet **http://www.proxyvoting.com/virc** Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	**Telephone** **1-866-540-5760** Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	**Mail** Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Mark Here for Address Change or CommentsSEE REVERSE SIDEThe Board of Directors recommends a vote FOR item 1. The Board of Directors recommends a vote FOR item 2. WITHHELDFORFOR ALLFORAGAINST ABSTAINTHIS PROXY WILL BE VOTED AS DIRECTED, 1.Election of Directors2. Ratification of Appointment of OR IF NO DIRECTION IS INDICATED, WILL Nominees:Independent AuditorsBE VOTED “FOR” THE PROPOSALS AND ON 01-Donald S. FrieszANY OTHER BUSINESS THAT MAY PROPRLY 02-Glen D. ParishCOME BEFORE THE ANNUAL MEETING IN 03-James R. WilburnTHE DISCRETION OF THE HOLDERS OF Withheld for the nominees you list below: THIS PROXY. (Write that nominee’s name in the space provided below.)Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.sDetach here from proxy voting card sVote by Internet or Telephone or Mail24 Hours a Day, 7 Days a WeekInternet and Telephone voting is available through 11:59 PM EST the day prior to Annual Meeting day.Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.InternetTelephoneMail http://www.proxyvoting.com/virc1-866-540-5760Mark, sign and date your proxy Use the Internet to vote your proxy. Use any touch-tone telephone to vote card and return it in the enclosed Have your proxy card in hand when your proxy. Have your proxy card in postage-paid envelope. you access the web site.OR hand when you call.ORIf you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.You can view the Annual Report and Proxy Statement on the internet at: http://www.virco.com